Exhibit 99.2

PRIVILEGED & CONFIDENTIAL ATTORNEY WORK PRODUCT	White & Case Draft: December 8, 2020

CBL & ASSOCIATES PROPERTIES, INC.

RESTRUCTURING TERM SHEET

December [•], 2020

THIS TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCE OR REJECTION OF A CHAPTER 11 PLAN OF REORGANIZATION PURSUANT TO THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL BE MADE ONLY IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS AND, IF APPLICABLE, PROVISIONS OF THE BANKRUPTCY CODE. THIS TERM SHEET IS BEING PROVIDED IN FURTHERANCE OF SETTLEMENT DISCUSSIONS AND IS ENTITLED TO PROTECTION PURSUANT TO RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY SIMILAR FEDERAL OR STATE RULE OF EVIDENCE. THE TRANSACTIONS DESCRIBED IN THIS TERM SHEET ARE SUBJECT IN ALL RESPECTS TO, AMONG OTHER THINGS, EXECUTION AND DELIVERY OF DEFINITIVE DOCUMENTATION AND SATISFACTION OR WAIVER OF THE CONDITIONS PRECEDENT SET FORTH THEREIN.

NOTHING IN THIS TERM SHEET SHALL CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, A STIPULATION OR A WAIVER, AND EACH STATEMENT CONTAINED HEREIN IS MADE WITHOUT PREJUDICE, WITH A FULL RESERVATION OF ALL RIGHTS, REMEDIES, CLAIMS AND DEFENSES OF THE COMPANY PARTIES AND ANY CREDITOR PARTY. THIS TERM SHEET DOES NOT INCLUDE A DESCRIPTION OF ALL OF THE TERMS, CONDITIONS, AND OTHER PROVISIONS THAT ARE TO BE CONTAINED IN THE DEFINITIVE DOCUMENTATION, WHICH REMAIN SUBJECT TO DISCUSSION, NEGOTIATION AND EXECUTION. EXCEPT AS PROVIDED IN THE RESTRUCTURING SUPPORT AGREEMENT, THIS TERM SHEET, AND THE TERMS CONTAINED HEREIN, ARE CONFIDENTIAL.

SUMMARY OF PRINCIPAL TERMS

OF PROPOSED RESTRUCTURING TRANSACTION

This term sheet (the “Term Sheet”) sets forth certain key terms of a proposed restructuring transaction (the “Transaction”) with respect to the existing debt and other obligations of CBL & Associates Properties, Inc. (the “Company”) and certain of its affiliates and subsidiaries (collectively, the “Company Subsidiaries” and, together with the Company, the “Company Parties”). This Term Sheet is the “Restructuring Term Sheet” referenced as Exhibit [•] in that certain Amended and Restated Restructuring Support Agreement, dated as of December [•], 2020 (as the same may be further amended, modified or supplemented, the “RSA”), by and among the Company Parties and the Consenting Noteholders party thereto. Capitalized terms used but not otherwise defined in this Term Sheet shall have the meanings given to such terms in the RSA. This Term Sheet supersedes any proposed summary of terms or conditions regarding the subject matter hereof and dated prior to the date hereof. Subject to the RSA, the Transaction will be implemented in the cases commenced by the Company Parties under chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”) and pursuant to a joint chapter 11 plan of reorganization to be filed in the Chapter 11 Cases to implement the Transaction (the “ Plan”).

THE TRANSACTION CONTEMPLATES DIFFERENT TREATMENT OF THE BANK CLAIMS AND NOTES CLAIMS (EACH AS DEFINED BELOW) DEPENDING ON WHETHER THE BANK CLAIMS ACCEPT OR REJECT THE PLAN.

TREATMENT OF CLAIMS AND INTERESTS

The below summarizes the treatment to be received on or as soon as practicable after the Plan Effective Date (as defined below) by holders of claims against, and interests in, the Company Parties pursuant to the Transaction.

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Administrative, Priority, and Tax Claims

Allowed administrative, priority, and tax claims will be satisfied in full, in cash, or otherwise receive treatment reasonably acceptable to the Company and the Required Consenting Noteholders and consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

Bank Claims

The Claims (for illustrative purposes, approximately $[1.115] billion) (the “Bank Claims”) under that certain Credit Agreement, dated January 30, 2019 (as amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time) (the “Bank Credit Agreement”), by and among CBL & Associates Limited Partnership, as borrower (the “Bank Claim Borrower”), the Company Parties party thereto, the lenders from time to time party thereto (the “Bank Lenders”), and Wells Fargo Bank, National Association, as administrative agent (“Bank Agent”) for itself and for the benefit of the Bank Lenders, shall be treated as follows:

•  If the Bank Claims accept the Plan:

(a) All Bank Claims shall be treated as allowed secured Claims against the Bank Claim Borrower in an aggregate amount equal to all outstanding principle, any accrued and unpaid prepetition interest (at the non-default rate) and the reasonable and documented fees and expenses of the Bank Lenders and the Bank Agent that have been incurred and are unpaid, all as permitted under the Bank Credit Agreement;

(b) In full and complete satisfaction of all Bank Claims held by the Bank Agent and all Bank Lenders, except for Bank Lenders who are Consenting Noteholders (the “New Bank Lenders” and such Bank Claims (for illustrative purposes, approximately $[982] million1), the “New Bank Lender Claims”), (i) a newly-formed intermediate holding company (the “New Bank Claim Borrower”) that will (A) be owned by the Bank Claim Borrower and (B) own only the direct and indirect subsidiaries (the “Bank Claim Subsidiaries”) that own the assets and properties that secure payment of the obligations under the Bank Credit Agreement (the “Bank Claim Collateral”), shall enter into a new term loan agreement (the “New Bank Credit Agreement”) with a financial institution satisfactory to the Required Consenting Noteholders and the Company, as administrative/collateral agent (the “New Bank Agent”), and the New Bank Lenders in an aggregate principle amount equal to $[925] million, which shall be guaranteed by the Bank Claim Subsidiaries and secured by a first lien in and to the Bank Claim Collateral and pursuant to which new loans shall be issued having the terms set forth on Exhibit 1-A hereto (the “New Bank Term Loans”), and (ii) each New Bank Lender shall receive its pro rata share (based on the ratio of such New Bank Lender’s Claims to the aggregate amount of all New Bank Lender Claims (each such share, a “New Bank Lender Pro Rata Share”)) of $[50] million in cash (which, when taken together with the New Bank Lenders’ receipt of $[925] million of New Bank Term Loans shall result in a waiver of approximately $[7] million of the New Bank Lender Claims); and

(c) In full and complete satisfaction of all Bank Claims held by the Consenting Noteholders (for illustrative purposes, approximately $[133] million2), each such Consenting Noteholder shall agree to receive, and receive, as less favorable

[1]

All references herein to the illustrative approximate amount of the New Bank Lender Claims are subject to change due to, among other things, the purchase of additional Bank Claims by Consenting Noteholders. In the event and to the extent of any such change, the distributions described herein on account of such Claims shall be adjusted in a corresponding fashion.

[2]

All references herein to the illustrative approximate amount of the Bank Claims held by Consenting Noteholders are subject to change due to, among other things, the purchase of additional Bank Claims by Consenting Noteholders. In the event and to the extent of any such change, the distributions described herein on account of such Claims shall be adjusted in a corresponding fashion.

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treatment in respect of its Bank Claims, its pro rata share (based on the ratio of such holder’s Bank Claims to the aggregate amount of Bank Claims held by all Consenting Noteholders (each such share, a “Noteholder-Lender Pro Rata Share”)) of (i) new senior secured notes (the “New Notes”) to be issued by a separate newly-formed intermediate holding company (the “New Notes Issuer”) that will (A) be owned by the Bank Claim Borrower and (B) own all the direct and indirect subsidiaries of the Bank Claim Borrower other than the Bank Claim Subsidiaries (the “New Notes Issuer Subsidiaries”) pursuant to an indenture (the “New Notes Indenture”) having the terms set forth on Exhibit 2 hereto, and cash (as agreed by the Required Consenting Noteholders), which New Notes and cash, if any, shall total $[82.5-95] million in the aggregate, and (ii) [10-20]% of the common equity in the reorganized Company (the “New Common Equity Interests”), as agreed upon by the Consenting Noteholders and subject to dilution by the Management Incentive Plan (as defined below) and subsequent issuances of common equity (including securities or instruments convertible into common equity) by the Company from time to time after the Plan Effective Date, as set forth herein.

•  If the Bank Claims reject the Plan:

(a) The Bank Claims shall be bifurcated into (i) secured Claims in an aggregate amount equal to the value of the Bank Claim Collateral (as agreed by the parties or as determined by the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code) (for illustrative purposes, approximately $[950] million) (the “Bank 1129(b) Secured Claims”), and (ii) unsecured Claims in an aggregate amount equal to the difference, if any, between the full amount of the Bank Claims and the aggregate amount of the Bank 1129(b) Secured Claims (for illustrative purposes, approximately $[165] million) (the “Bank Deficiency Unsecured Claims”);

(b) In full and complete satisfaction of the New Bank Lenders’ pro rata share of the Bank 1129(b) Secured Claims (for illustrative purposes, approximately $[837] million), upon the later to occur of the Plan Effective Date and the date such Bank 1129(b) Secured Claims become allowed secured Claims, the New Bank Claim Borrower shall enter into a new term loan agreement (the “New 1129(b) Bank Credit Agreement”) with the New Bank Agent and the New Bank Lenders and issue to the New Bank Lenders loans, which shall be guaranteed by the Bank Claim Subsidiaries and secured by the Bank Claim Collateral pursuant to which new loans shall be issued having the terms set forth on Exhibit 1-B hereto (the “New 1129(b) Bank Term Loans”), in an amount equal to the Bank 1129(b) Secured Claims held by the New Bank Lenders, as allowed;

(c) In full and complete satisfaction of the Bank Deficiency Unsecured Claims, if any, held by the New Bank Lenders (for illustrative purposes, approximately $[145] million), upon the later to occur of the Plan Effective Date and the date such Bank Deficiency Unsecured Claims become allowed unsecured Claims, the New Bank Claim Borrower shall issue to the New Bank Lenders New 1129(b) Bank Term Loans in an amount equal to the Bank 1129(b) Secured Claims held by the Consenting Noteholders (for illustrative purposes, approximately $[113] million); unless the Bankruptcy Court determines that such Bank Deficiency Unsecured Claims are also to receive a Bank Deficiency Unsecured Claims Equity Distribution (as defined below) in accordance with the last paragraph of this Section.

(d) In full and complete satisfaction of all Bank 1129(b) Secured Claims held by the Consenting Noteholders, such Bank 1129(b) Secured Claims shall be treated as allowed secured Claims and, upon the occurrence of the Plan Effective Date, each such Consenting Noteholder shall agree to receive, and receive, as less favorable treatment in respect of its Bank 1129(b) Secured Claims, its Noteholder-Lender Pro Rata Share of cash and, together with other consideration (as agreed by the Required Consenting Noteholders), in an amount/having a value equal to [95]% of the aggregate amount of the Bank 1129(b) Secured Claims held by the Consenting Noteholders (such amount of cash/value of other consideration being, for illustrative purposes, approximately $[107] million); and

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(e) In full and complete satisfaction of the Bank Deficiency Unsecured Claims held by the Consenting Noteholders (for illustrative purposes, approximately $[20.0] million), each such Consenting Noteholder shall agree to receive, and receive, as less favorable treatment in respect of its Bank Deficiency Unsecured Claims, its Noteholder-Lender Pro Rata Share of New Common Equity Interests having a value equal to the amount of such Bank Deficiency Claims multiplied by the percentage recovery being distributed under the Plan to the New Bank Lenders on account of their Bank Deficiency Unsecured Claims (the “Bank Deficiency Unsecured Claims Common Equity Distribution”), subject to dilution by the Management Incentive Plan and subsequent issuances of common equity (including securities or instruments convertible into common equity) by the Company from time to time after the Plan Effective Date, as set forth herein; unless the Bankruptcy Court determines that such Bank Deficiency Unsecured Claims are also to receive a Bank Deficiency Unsecured Claims Equity Distribution in accordance with the last paragraph of this Section.

If the Bankruptcy Court determines that, in order for the Plan to be confirmed, the Bank Lenders must receive either (i) a greater or full recovery in satisfaction of their Bank Deficiency Unsecured Claims, if any, than that provided by the immediately preceding paragraphs (c) or (e) or (ii) for any other reason, a recovery in addition to the aggregate New 1129(b) Bank Term Loans, then upon the later to occur of the Plan Effective Date and the date such Bank Deficiency Unsecured Claims become allowed unsecured Claims, each Bank Lender shall receive its pro rata share of new preferred and/or common stock to be issued by the Company (the terms and character of such equity to be subject to the consent of the Required Consenting Noteholders) having a value equal to the amount of the additional recovery required, as determined by the Bankruptcy Court (the “Bank Deficiency Unsecured Claims Equity Distribution”).

Other Secured Claims	Secured Claims (other than secured Bank Claims) shall be reinstated, unimpaired, or receive treatment reasonably acceptable to the Company and the Required Consenting Noteholders.

Notes Claims

On the Plan Effective Date, the Notes Claims shall be treated as follows:

•  If the Bank Claims accept the Plan:

In full and complete satisfaction of all Notes Claims, each holder of an allowed Notes Claim shall receive its pro rata share of (i) $[500] million of the New Notes, (ii) $[50] million in cash, and (iii) [70-80]% of the New Common Equity Interests, subject to dilution by the Management Incentive Plan and subsequent issuances of common equity (including securities or instruments convertible into common equity) by the Company from time to time after the Plan Effective Date, as set forth herein.

[The Plan shall permit a holder of Notes Claims that wishes to receive cash in lieu of New Common Equity Interests to transfer such holder’s entitlement to receive New Common Equity Interests to another holder of Notes Claims that wishes to receive such New Common Equity Interests on terms agreed between such parties.][3]

•  If the Bank Claims reject the Plan:

[3]	[Subject to continuing review in respect of compliance with 11 U.S.C. § 1145 and applicable securities laws.]

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In full and complete satisfaction of all Notes Claims, each holder of an allowed Notes claim shall receive its pro rata share (i) [90]% of the New Common Equity Interests, less any New Common Equity Interests issued on account of the Bank Deficiency Unsecured Claims, subject to dilution by the Management Incentive Plan and subsequent issuances of common equity (including securities or instruments convertible into common equity) by the Company from time to time after the Plan Effective Date, as set forth herein, and (ii) New Preferred Stock (as defined in and on the terms set forth in Exhibit 3 hereto) equal in value to $[650] million, less the Bank Deficiency Unsecured Claims Equity Distribution, if any.

[The Plan shall permit a holder of Notes Claims that wishes to receive cash in lieu of New Common Equity Interests and New Preferred Stock to transfer such holder’s entitlement to receive New Common Equity Interests and New Preferred Stock to another holder of Notes Claims that wishes to receive such New Common Equity Interests on terms agreed between such parties.][4]

Property Level Debt and Guarantee Claims	Property level debt and guarantee claims shall be reinstated, unimpaired, or receive treatment reasonably acceptable to the Required Consenting Noteholders and the Company.

General Unsecured Claims	Unsecured Claims other than Bank Deficiency Unsecured Claims and Notes Claims shall receive treatment reasonably acceptable to the Company and the Required Consenting Noteholders.

Intercompany Claims and Company Interests	Intercompany claims and existing equity interests in the Company Parties shall be reinstated, unimpaired, compromised, or cancelled, at the election of the Company and the Required Consenting Noteholders such that intercompany claims and existing equity interests in the Company Parties are treated in a tax-efficient manner.

Preferred Equity Interests

If holders of Preferred Equity Interests vote to accept the Plan as a class, each holder of an allowed Preferred Equity Interest shall receive its pro rata share of [TBD][5]% of the New Common Equity Interests, which New Common Equity Interests shall be subject to dilution by the Management Incentive Plan and subsequent issuances of common stock (including securities or instruments convertible into common stock) by the Company from time to time after the Plan Effective Date, as set forth herein. If holders of Preferred Equity Interests vote to reject the Plan as a class, holders of Preferred Equity Interests shall receive no recovery under the Plan.

Cash out option for preferred shares in the amount of $5.0 million and on terms reasonably acceptable to the Company and Required Consenting Noteholders.

Common Equity Interests and Special Common Units	If holders of Common Equity Interests and limited partnership units of the Bank Claim Borrower designated as special common units (the “Special Common Units”) vote to accept the Plan as a class, each holder of existing Common Equity Interests and Special Common Units shall receive its pro rata share of [TBD][6]% of the New Common Equity Interests, which New Common Equity Interests shall be subject to dilution by the Management Incentive Plan and subsequent issuances of common stock (including securities or instruments convertible into common stock) by the Company from time to time after the Plan Effective Date. If holders of Common Equity Interests and Special Common Units vote to reject the Plan as a class, holders of Common Equity Interests and Special Common Units shall receive no recovery under the Plan.

[4]	[Subject to continuing review in respect of compliance with 11 U.S.C. § 1145 and applicable securities laws.]
[5]	[Percentage of New Common Equity Interests for existing preferred and common shareholders to total [10]%. Company to determine equity splits in consultation with the Required Consenting Noteholders.]
[6]	[Percentage of New Common Equity Interests for existing preferred and common shareholders to total [10]%. Company to determine equity splits in consultation with the Required Consenting Noteholders.]

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Modifications to Treatment of Claims	To the extent that any Claims or Interests are required or permitted to share in the consideration provided to the holders of Notes Claims as set forth in this Term Sheet, the treatment of Notes Claims and other Claims and Interests may be modified on terms acceptable to the Company and the Required Consenting Noteholders and consistent with the Bankruptcy Code.

OTHER TERMS OF THE TRANSACTION

Corporate Governance	The terms and conditions of the new corporate governance documents of the reorganized Company (including the bylaws and certificates of incorporation or similar documents, among other governance documents of each of the Company Parties, collectively, the “Corporate Governance Documents”), as well as the structure and other governance matters, shall be acceptable to and determined by the Required Consenting Noteholders in their sole discretion; provided that the Required Consenting Noteholders will consult with the Company regarding such Corporate Governance Documents, provided further that nothing in the Corporate Governance Documents shall adversely impact the economic recovery of the holders of Preferred Equity Interests, Common Equity Interests, or Special Common Units as set forth in this Term Sheet.

Board of Directors	The initial board or other governing body of the reorganized Company (the “New Board”) shall consist of seven (7) members in total, which shall include the current Chief Executive Officer, five (5) members selected by the Required Consenting Noteholders and one (1) member selected by the Company and reasonably acceptable to the Required Consenting Noteholders (it being understood that Charles Lebovitz is acceptable to the Required Consenting Noteholders). The Required Consenting Noteholders agree to consult with the Company regarding the selection of the five (5) members with the understanding that the selection of such members shall be in the sole discretion of the Required Consenting Noteholders.

Management Incentive Plan	On or after the Plan Effective Date, the reorganized Company shall adopt a management incentive plan (the “Management Incentive Plan”) which shall provide for the grant of up to 10% of the New Common Equity Interests (or warrants or options to purchase New Common Equity Interests or other equity-linked interests) on a fully diluted basis to certain members of management of the reorganized Company. The form, allocation and any limitations on the Management Incentive Plan shall be determined by the New Board (or a committee thereof).

Releases & Exculpation

•  If the Bank Claims accept the Plan:

To the maximum extent permitted by applicable law, the Plan and the Confirmation Order will contain customary mutual releases and other exculpatory provisions in favor of the Company Parties, the Consenting Noteholders, the indenture trustees for the Notes, the holders of existing Preferred Equity Interests that provide a release, the holders of existing Common Equity Interests and Special Common Units that provide a release, and each of their respective current and former affiliates, subsidiaries, members, professionals, advisors, employees, directors, and officers, in their respective capacities as such. Such release and exculpation shall include, without limitation, any and all claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, including any derivative claims and avoidance actions, of the Company Parties, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Company Parties would have been legally entitled to assert in its

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own right (whether individually or collectively), or on behalf of the holder of any claim or equity interest (whether individually or collectively) or other entity, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place at any time prior to or on the Plan Effective Date arising from or related in any way in whole or in part to the Company Parties, the Notes, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Company Parties, the subject matter of, or the transactions or events giving rise to, any claim or equity interest that is affected by the Transaction or treated in the Plan, or the negotiation, formulation, or preparation of the Definitive Documentation or related agreements, instruments, or other documents, in each case other than claims, actions, or liabilities arising out of or relating to any act or omission that constitutes willful misconduct, actual fraud, or gross negligence as determined by final order of a court of competent jurisdiction. To the maximum extent permitted by applicable law, any such releases shall bind holders of Notes Claims, all parties whose Claims are unimpaired under the Plan, all parties who affirmatively agree or vote to accept the Plan, those parties who abstain from voting on the Plan if they fail to opt-out of the releases, and those parties that vote to reject the Plan unless they opt-out of the releases.

•  If the Bank Claims reject the Plan, the above-described releases and exculpatory provisions shall include the following carve out in respect of the persons and entities to be released and exculpated:

“(other than any Person appointed by the Bank Agent and/or Bank Lenders to exercise any voting proxy or otherwise serve as a member, director, officer or in any other capacity with respect to any Company Subsidiary in connection with the Bank Lenders Enforcement Action)”.

Injunction & Discharge	The Plan and Confirmation Order will contain customary injunction and discharge provisions.

Cancellation of Instruments, Certificates, and Other Documents	On the Plan Effective Date and immediately prior to or concurrent with the distributions contemplated in this Term Sheet, except to the extent otherwise provided herein or in the Definitive Documentation, all instruments, certificates, and other documents evidencing debt of or equity interests in the Company shall be cancelled, and the obligations of the Company thereunder, or in any way related thereto, shall be discharged.

Assumption and Rejection of Executory Contracts and Unexpired Leases	The executory contracts and unexpired leases that shall be assumed, assumed and assigned, or rejected in the Chapter 11 Cases shall be reasonably acceptable to the Company and the Required Consenting Noteholders, provided that the Company Parties and the Required Consenting Noteholders shall work in good faith following the execution of the RSA and prior to the commencement of the Chapter 11 Cases to determine which employment agreements (and any modification to such employment agreements, including, without limitation, modifications to the terms of any retention or incentive arrangements for senior executives of the Company as requested by the Required Consenting Noteholders) shall be assumed pursuant to the Plan.

Employee Compensation and Benefit Programs	All employment agreements and severance policies, and all employment, compensation and benefit plans, policies, and programs of the Company Parties applicable to any of its employees and retirees, including, without limitation, all workers’ compensation programs, savings plans, retirement plans, deferred compensation plans, SERP plans, healthcare plans, disability plans, severance benefit plans, incentive plans, life and accidental death and dismemberment insurance plans, shall be treated under the Plan in a manner acceptable to the Required Consenting Noteholders, provided that the assumption of the Company Parties’ (as applicable) key employee retention program for “Tier 2” non-executive employees in an amount not to exceed $5 million in the aggregate shall be deemed acceptable to the Required Consenting Noteholders.

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Tax Issues	As reasonably determined by the Company and the Required Consenting Noteholders, upon emergence from the Chapter 11 Cases, the reorganized Company may be structured as a real estate investment trust (“REIT”) and the Transaction shall, subject to the terms and conditions of the RSA, be structured to achieve a tax-efficient structure, in a manner reasonably acceptable to the Company and the Required Consenting Noteholders.

Exemption from SEC Registration	The issuance of all securities in connection with the Plan, including the New Notes, the New Preferred Stock, in each case, if issued, and the New Common Equity Interests, will be exempt from registration with the U.S. Securities and Exchange Commission under section 1145 of the Bankruptcy Code.

Registration Rights	The Company shall enter into a registration rights agreement with each of the Consenting Noteholders (unless such Consenting Noteholder opts out) relating to the registration of the resale of the New Common Equity Interests, and to the extent the reorganized Company is not public post-emergence, shall be post-IPO registration rights. The registration rights agreement shall contain customary terms and conditions, including provisions with respect to demand rights, piggyback rights, shelf rights (including as to minimum ownership requirements), and blackout periods and shall be reasonably acceptable to the Company and Required Consenting Noteholders. Other registration rights and terms to be determined by the Required Consenting Noteholders, which shall be reasonably acceptable to the Company.

SEC Reporting and Stock Exchange Listing	As reasonably determined by the Company and the Required Consenting Noteholders, upon emergence from the Chapter 11 Cases, the New Common Equity Interests to be issued by the Company on the Plan Effective Date may be listed on the New York Stock Exchange, (“NYSE”), or NASDAQ, either by retaining or succeeding to the Company’s existing NYSE listing or otherwise, so long as the Company is able to satisfy the initial listing requirements of the NYSE or NASDAQ, or such alternative exchange as the Company and the Required Consenting Noteholders reasonably determine if the Company is not able to satisfy the initial listing requirements of the NYSE or NASDAQ.

D&O Liability Insurance Policies, Tail Policies, and Indemnification	The Company shall purchase a tail policy providing for coverage for current or former directors, managers, and officers of the Company prior to the Petition Date on market terms with coverage in the amount of up to $70.0 million. The Company shall implement a new D&O insurance policy for directors, managers, and officers of the reorganized Company from and after the Plan Effective Date on terms and conditions acceptable to the Company and the Required Consenting Noteholders. Any indemnification obligations (whether in by-laws, certificate of formation or incorporation, board resolutions, employment contracts, or otherwise) to be assumed pursuant to the Plan shall be on terms and conditions reasonably acceptable to the Company and the Required Consenting Noteholders.

Plan Effective Date	The date on which the Transaction shall be fully consummated in accordance with the terms and conditions of the Definitive Documentation, which shall be the effective date of the Plan (the “Plan Effective Date”).

Conditions to the Plan Effective Date	The Plan Effective Date shall be subject to the following conditions precedent, some of which may be waived in writing by agreement of the Company and the Required Consenting Noteholders, subject to the consent rights provided for in the RSA:

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(i) the Definitive Documentation (as applicable) shall be in form and substance consistent with this Term Sheet and the RSA and such documents shall be reasonably acceptable to the Company and the Required Consenting Noteholders unless this Term Sheet or the RSA provide otherwise;

(ii)  the Bankruptcy Court shall have entered an order confirming the Plan (the “Confirmation Order”) in form and substance consistent with this Term Sheet and the RSA, such order shall otherwise be reasonably acceptable to the Company and the Required Consenting Noteholders, and such order shall be a Final Order;

(iii)  all of the schedules, documents, supplements, and exhibits to the Plan and Disclosure Statement shall be in form and substance consistent with this Term Sheet and the RSA and such documents shall be reasonably acceptable to the Company and the Required Consenting Noteholders unless this Term Sheet or the RSA provide otherwise;

(iv) all fees and expenses of the professionals and advisors to the ad hoc group of Consenting Noteholders (and out of pocket expenses of individual Consenting Noteholders) shall be paid in full;

(v)   the RSA shall be in full force and effect; and

(vi) all governmental approvals and consents that are legally required for the consummation of the Transaction shall have been obtained, not be subject to unfulfilled conditions, and be in full force and effect

Fees and Expenses of the Consenting Noteholders	As a condition to the occurrence of the Plan Effective Date, the Company shall pay or reimburse all reasonable and documented fees and out-of-pocket expenses (regardless of whether such fees and expenses were incurred before or after the Petition Date) of the Consenting Noteholders, which shall include the following: (a) counsel to the ad hoc group of Consenting Noteholders; (b) one local counsel to the ad hoc group of Consenting Noteholders; (c) the financial advisor retained by the ad hoc group of Consenting Noteholders; (d) any other professionals or advisors retained by the Consenting Noteholders with the consent of the Company (such consent not to be unreasonably withheld); and (e) reasonable and documented out of pocket expenses of individual Consenting Noteholders (including fees and expenses of external counsel).

Milestones

(a)   No later than [•] days after the Petition Date, the Company Parties shall have filed the Plan and a motion seeking approval of the Disclosure Statement.

(b)   No later than 60 days after the Petition Date, the Bankruptcy Court shall have entered a final order approving use of cash collateral.

(c)   No later than [85] days after the Petition Date, the Bankruptcy Court shall have entered an order approving the Disclosure Statement.

(d)   No later than [165] days after the Petition Date, the Bankruptcy Court shall have entered the Confirmation Order.

(e)   No later than [195] days after the Petition Date, the Plan Effective Date shall have occurred.

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Exhibit 1-A

Terms of New Bank Term Loan Facility

Set forth below is a summary of certain key terms for the New Bank Term Loans under a New Bank Term Loan Facility (each as defined below) to be issued by the New Bank Claim Borrower (as defined below) to the New Bank Lenders (as defined below) that are lenders (the “Bank Lenders”) under that certain Credit Agreement, dated as of January 30, 2019 (as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time, the “Bank Credit Agreement”) by and among CBL & Associates Limited Partnership, as borrower (the “Bank Claim Borrower”), CBL & Associates Properties, Inc. (the “Parent”), the Bank Lenders party thereto, Wells Fargo Bank, National Association, as administrative agent (the “Bank Agent” and, together with the Bank Lenders, the “Prepetition Secured Parties”)), U.S. Bank National Association, as syndication agent, and Citizens Bank, N.A., PNC Bank, National Association, JPMorgan Chase Bank, N.A. and Regions Bank, each as documentation agent, pursuant to a proposed chapter 11 plan of reorganization (the “Plan”), if the Bank Claims accept the Plan. This summary of proposed terms and conditions does not purport to summarize all the terms, conditions, representations and other provisions with respect to the transactions referred to herein, which will be set forth in the New Bank Term Loan Facility Documents (as defined below). Capitalized terms used but not otherwise defined in this summary of certain key terms of for the New Bank Term Loans shall have the meanings given to such terms in the restructuring term sheet to which it is attached as an exhibit. [This summary of proposed terms and conditions has been prepared for discussion purposes only and is non-binding, but shall serve as the basis for further negotiations regarding a definitive agreement on the terms described below and as may otherwise be agreed upon the Required Consenting Noteholders and the Company.]

Borrower:	A newly-formed wholly owned subsidiary (other than the New Notes Issuer) of the Bank Claim Borrower, as reorganized pursuant to the Plan, that is the direct or indirect parent of each of the Bank Claim Subsidiaries (as defined below) (the “New Bank Claim Borrower”).

Guarantors:	The obligations of the New Bank Claim Borrower under the New Bank Term Loan Facility would be guaranteed the same direct and indirect wholly owned domestic subsidiaries of the Bank Claim Borrower that are guarantors under the Bank Credit Agreement (collectively, the “Bank Claim Subsidiaries”). The New Bank Claim Borrower and the Bank Claim Subsidiaries are referred to herein as “Loan Parties” and each, a “Loan Party”.

Lenders:	The Bank Lenders (other than any Bank Lenders that are Consenting Noteholders) under the Bank Credit Agreement (collectively, the “New Bank Lenders”).

Amount:	$[925.0] million (the “New Bank Term Loan Amount”).

Administrative / Collateral Agent:	A financial institution satisfactory to the Required Consenting Noteholders and the Company (the “New Bank Agent” and, together with the New Bank Lenders, the “New Secured Parties”).

New Loan Facility:	A senior secured U.S. dollar denominated term loan facility in an aggregate principal amount equal to the New Bank Term Loan Amount (the “New Bank Term Loan Facility”; the loans made thereunder, the “New Bank Term Loans”), to be deemed issued in full and final satisfaction of an equal amount of the New Bank Lender Claims upon the effective date of the Plan (the “Plan Effective Date”).

Maturity Date:	The New Bank Term Loans would mature [six] ([6]) years from the Plan Effective Date. The full principal amount of the New Bank Term Loans would be due at maturity, and would not be subject to amortization or mandatory prepayment.

New Bank Term Loan Facility Documents:	The New Bank Term Loan Facility would be documented in a credit and guarantee agreement (the “New Bank Credit Agreement”) and would be secured pursuant to customary security agreements. The documents referred to in the preceding sentence are referred to as the “New Bank Loan Facility Documents”. The New Bank Term Loan Facility Documents would be in form and substance satisfactory to the Required Consenting Noteholders and the Company.

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Fixed Interest Rate:	The New Bank Term Loans will bear interest at the fixed rate of 5.0% per annum, payable in cash quarterly.

Optional Prepayments:	There would be no restriction on optional prepayment.

Mandatory Prepayment Requirements:	None.

Amortization:	$20.0 million per year.

Prepayment / Make Whole Premium:	None.

Security:	The obligations of the Loan Parties under the New Bank Term Loans would be secured by a collateral package substantially consistent with the collateral package described in the Bank Credit Agreement; provided that any existing equity pledges granted by the Bank Claim Borrower pursuant to the Bank Credit Agreement shall be replaced by new equity pledges granted by the New Bank Claim Borrower pursuant to the New Bank Credit Agreement.

Conditions Precedent:	The New Bank Term Loan Facility would become effective and the New Bank Term Loans would be issued upon satisfaction of conditions precedent acceptable to the Required Consenting Noteholders and the Company including: (i) the issuance by the Bankruptcy Court of an order confirming a Plan on terms acceptable to the Required Consenting Noteholders and the Company (the “Confirmation Order”); (ii) the Confirmation Order being in full force and effect and not subject to stay; and (iii) the occurrence of the Plan Effective Date.

Affirmative Covenants:	To be negotiated.

Negative Covenants:	To be negotiated.

Financial Covenants:	To be negotiated.

Events of Default:	As agreed by the Required Consenting Noteholders and the Company.

Required Lenders:	New Bank Lenders holding greater than 66.67% of the outstanding commitments and/or other exposure under the New Bank Term Loan Facility (the “Required Lenders”); provided that the commitments and/or exposure of any defaulting New Bank Lender shall be disregarded in determining the Required Lenders at any time; provided further, that upon the occurrence of an event of default, the Required Lenders under the New Bank Term Loan Facility shall have the right to enforce remedies with respect to the New Bank Term Loan Facility, subject to certain exceptions.

Amendments:	Required Lenders, except for amendments customarily requiring approval by all lenders or all affected lenders.

Governing Law and Submission to Exclusive Jurisdiction:	State of New York.

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ATTORNEY WORK PRODUCT

Exhibit 1-B

Terms of New 1129(b) Bank Term Loan Facility

Set forth below is a summary of certain key terms for the New 1129(b) Bank Term Loans under a New 1129(b) Bank Term Loan Facility (each as defined below) to be issued by the New Bank Claim Borrower (as defined below) to the New Bank Lenders (as defined below) that are lenders (the “Bank Lenders”) under that certain Credit Agreement, dated as of January 30, 2019 (as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time, the “Bank Credit Agreement”) by and among CBL & Associates Limited Partnership, as borrower (the “Bank Claim Borrower”), CBL & Associates Properties, Inc. (the “Parent”), the Bank Lenders party thereto, Wells Fargo Bank, National Association, as administrative agent (the “Bank Agent” and, together with the Bank Lenders, the “Prepetition Secured Parties”)), U.S. Bank National Association, as syndication agent, and Citizens Bank, N.A., PNC Bank, National Association, JPMorgan Chase Bank, N.A. and Regions Bank, each as documentation agent, pursuant to a proposed chapter 11 plan of reorganization (the “Plan”), if the Bank Claims reject the Plan. This summary of proposed terms and conditions does not purport to summarize all the terms, conditions, representations and other provisions with respect to the transactions referred to herein, which will be set forth in the New 1129(b) Bank Term Loan Facility Documents (as defined below). Capitalized terms used but not otherwise defined in this summary of certain key terms of for the New 1129(b) Bank Term Loans shall have the meanings given to such terms in the restructuring term sheet to which it is attached as an exhibit. [This summary of proposed terms and conditions has been prepared for discussion purposes only and is non-binding, but shall serve as the basis for further negotiations regarding a definitive agreement on the terms described below and as may otherwise be agreed upon the Required Consenting Noteholders and the Company.]

Borrower:	A newly-formed wholly owned subsidiary (other than the New Notes Issuer) of the Bank Claim Borrower, as reorganized pursuant to the Plan, that is the direct or indirect parent of each of the Bank Claim Subsidiaries (as defined below) (the “New Bank Claim Borrower”).

Guarantors:	The obligations of the New Bank Claim Borrower under the New 1129(b) Bank Term Loan Facility would be guaranteed the same direct and indirect wholly owned domestic subsidiaries of the Bank Claim Borrower that are guarantors under the Bank Credit Agreement (collectively, the “Bank Claim Subsidiaries”). The New Bank Claim Borrower and the Bank Claim Subsidiaries are referred to herein as “Loan Parties” and each, a “Loan Party”.

Lenders:	The Bank Lenders (other than any Bank Lenders that are Consenting Noteholders) under the Bank Credit Agreement (collectively, the “New Bank Claim Lenders”).

Amount:	$[950.0] million (the “New 1129(b) Bank Term Loan Amount”).

Administrative / Collateral Agent:	A financial institution satisfactory to the Required Consenting Noteholders and the Company (the “New Bank Agent” and, together with the New Bank Claim Lenders, the “New Secured Parties”).

New Loan Facility:	A senior secured U.S. dollar denominated term loan facility in an aggregate principal amount equal to the New Bank 1129(b) Term Loan Amount (the “New 1129(b) Bank Term Loan Facility”; the loans made thereunder, the “New 1129(b) Bank Term Loans”) to be deemed issued in full and final satisfaction of the Bank 1129(b) Secured Claims and the Bank Deficiency Unsecured Claims, if any, of the New Bank Claim Lenders upon the effective date of the Plan (the “Plan Effective Date”); provided that, in the event the Bankruptcy Court determines that, in order for the Plan to be confirmed, the New Bank Claim Lenders must receive a greater or full recovery in satisfaction of their Bank Deficiency Unsecured Claims, if any, then the New Bank Claim Lenders shall also receive the Bank Deficiency Unsecured Claims Equity Distribution.

Maturity Date:	The New 1129(b) Bank Term Loans would mature [seven] ([7]) years from the Plan Effective Date. The full principal amount of the New 1129(b) Bank Term Loans would be due at maturity, and would not be subject to amortization or mandatory prepayment.

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New 1129(b) Bank Term Loan Facility Documents:	The New 1129(b) Bank Term Loan Facility would be documented in a credit and guarantee agreement (the “New 1129(b) Bank Credit Agreement”) and would be secured pursuant to customary security agreements. The documents referred to in the preceding sentence are referred to as the “New 1129(b) Bank Term Loan Facility Documents”. The New 1129 (b) Bank Term Loan Facility Documents would be in form and substance satisfactory to the Required Consenting Noteholders and the Company.

Fixed Interest Rate:	The New 1129(b) Bank Term Loans will bear interest at the minimum rate required to satisfy section 1129(b)(2)(A) of the Bankruptcy Code but, in any event at a rate no greater than LIBOR+300bps per annum (with a 50bps LIBOR floor), payable in cash quarterly.

Optional Prepayments:	There would be no restriction on optional prepayment.

Mandatory Prepayment Requirements:	None.

Amortization:	None.

Prepayment / Make Whole Premium:	None.

Security:	The obligations of the Loan Parties under the New 1129(b) Bank Term Loans would be secured by a collateral package substantially consistent with the collateral package described in the Bank Credit Agreement; provided that any existing equity pledges granted by the Bank Claim Borrower pursuant to the Bank Credit Agreement shall be replaced by new equity pledges granted by the New Bank Claim Borrower pursuant to the New 1129(b) Bank Credit Agreement.

Conditions Precedent:	The New 1129(b) Bank Term Loan Facility would become effective and the New 1129(b) Bank Term Loans would be issued upon satisfaction of conditions precedent acceptable to the Required Consenting Noteholders and the Company including: (i) the issuance by the Bankruptcy Court of an order confirming a Plan on terms acceptable to the Required Consenting Noteholders and the Company (the “Confirmation Order”); (ii) the Confirmation Order being in full force and effect and not subject to stay; and (iii) the occurrence of the Plan Effective Date.

Affirmative Covenants:	The New 1129(b) Bank Credit Agreement would have no affirmative covenants, except as may be agreed by the Required Consenting Noteholders and the Company.

Negative Covenants:	The New 1129(b) Bank Credit Agreement would have no negative covenants, except as may be agreed by the Required Consenting Noteholders and the Company.

Financial Covenants:	None.

Events of Default:	As agreed by the Required Consenting Noteholders and the Company.

Required Lenders:	New Bank Lenders holding greater than [66.67]% of the outstanding commitments and/or other exposure under the New 1129(b) Bank Term Loan Facility (the “Required Lenders”); provided that the commitments and/or exposure of any defaulting New Bank Lender shall be disregarded in determining the Required Lenders at any time; provided further, that upon the occurrence of an event of default, the Required Lenders under the New 1129(b) Bank Term Loan Facility shall have the right to enforce remedies with respect to the New 1129(b) Bank Term Loan Facility, subject to certain exceptions.

Amendments:	Required Lenders, except for amendments customarily requiring approval by all lenders or all affected lenders.

Governing Law and Submission to Exclusive Jurisdiction:	State of New York.

PRIVILEGED & CONFIDENTIAL

ATTORNEY WORK PRODUCT

Exhibit 2-A

Terms of New Notes

Set forth below is a summary of certain key terms for the New Notes (as defined below) to be issued by the Issuer (as defined below) pursuant to a proposed chapter 11 plan of reorganization (the “Plan”), if the Bank Claims accept the Plan. This summary of proposed terms and conditions does not purport to summarize all the terms, conditions, representations and other provisions with respect to the transactions referred to herein, which will be set forth in the indenture in respect of the New Notes. Capitalized terms used but not otherwise defined in this summary of certain key terms of for the New Notes shall have the meanings given to such terms in the restructuring term sheet to which it is attached as an exhibit. [This summary of proposed terms and conditions has been prepared for discussion purposes only and is non-binding, but shall serve as the basis for further negotiations regarding a definitive agreement on the terms described below and as may otherwise be agreed upon the Required Consenting Noteholders and the Company.]

Issuer:	A newly-formed intermediate holding company (other than the New Bank Claim Borrower) (the “Issuer”) to (i) be owned by CBL & Associates Limited Partnership, as reorganized pursuant to the Plan (“CBL LP”), and (ii) own all the direct and indirect subsidiaries of CBL LP other than the Bank Claim Subsidiaries (the “New Notes Issuer Subsidiaries”).

Guarantors:	Full guarantees by CBL & Associates Properties, Inc., CBL LP, and all the New Notes Issuer Subsidiaries.

Amount:	Up to $[582.5-595] million.

Interest Rate:	10.0% per annum payable in cash.

Maturity:	[•] 2028.

Security:

Liens on unencumbered properties, priority guarantees from certain entities (including to-be-formed intermediate holding company-parents of entities holding encumbered properties and joint ventures of the Company Parties), and equity pledges of certain entities (including to-be-formed intermediate holding company-parents of entities holding encumbered properties and joint ventures of the Company Parties) as set forth on Schedule 1.

•  Baskets to remove collateral TBD, and based upon release prices to be negotiated.

•  Ability to form joint ventures with contributed land from collateral so long as joint ventures remain as credit support.

Except for pledges of equity interests not otherwise listed on Schedule 1 to the extent such equity pledges would be prohibited by any non-recourse loan document, CMBS loan document, construction loan document, joint venture document or other document related to the foregoing (collectively, the “Restrictive Documents”, which, for the avoidance of doubt, shall not include the Credit Agreement or related documents), in each case, remaining in effect post Plan Effective Date, liens on all other unencumbered assets not otherwise identified on Schedule 1 except as consented to by the Required Consenting Noteholders, provided that the Company Parties shall not transfer unencumbered assets to or from entities that are party to a Restrictive Document outside the ordinary course of business.

Except, solely in the case of direct or indirect subsidiaries of CBL LP that are directly party to Restrictive Documents remaining in effect post Plan Effective Date, to the extent otherwise prohibited by such Restrictive Document remaining in effect post Plan Effective Date, liens on cash, cash equivalents, and treasuries except as consented to by the Required Consenting Noteholders, provided that the Company Parties shall not transfer cash, cash equivalents, or treasuries to or from entities that are party to a Restrictive Document outside the ordinary course of business.

Asset Sales:	Asset sale provision allowing for 102% pay down.

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Debt Incurrence:	Incurrence test for Total Debt/Total Assets (excludes outparcels).

Call Protection:	105% call protection for the first 18 months, no call for the next 3 years, 105% for the next year, and 102.5% for the next year.

Make-Whole:	Bankruptcy make-whole.

Other:	Other terms (including covenants) to be agreed between the Required Consenting Noteholders and the Company.

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Exhibit 3

Terms of New Preferred Stock

[TBD]

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ATTORNEY WORK PRODUCT

Schedule 1

Collateral and Credit Support for New Notes